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                                                  EXHIBIT 21

                           SUBSIDIARIES OF
                        PACIFIC TELECOM, INC.

                                    Percentage       State or Jurisdiction
                                       Owned            of Incorporation
                                    __________       _____________________

Alascom, Inc.                           100%                Alaska
Cascade Autovon Company                 100%                Washington
Casco Telephone Company                 100%                Wisconsin
Eagle Telecommunications,
  Inc./Colorado                         100%                Colorado
Eagle Valley Communications
  Corporation                           100%                Colorado
Gem State Utilities
  Corporation                            96%                Idaho
Indianhead Communications
  Corporation                           100%                Wisconsin
Inter Island Telephone
  Company, Inc.                         100%                Washington
International Communications
  Holdings, Inc.                        100%                Delaware
North-West Telecommunications,
  Inc.                                  100%                Nevada
  Northland Telephone Company           100%                Minnesota
  North-West Telephone Company          100%                Wisconsin
  Postville Telephone Company           100%                Iowa
  The Footville Telephone
    Company                             100%                Wisconsin
  Sullivan Telephone Company            100%                Wisconsin
  Turtle Lake Telephone
    Co., Inc.                           100%                Wisconsin
Northwestern Telephone
  Systems, Inc.                          99%                Oregon
Pacific Telecom Cable, Inc.              80%                Delaware
Pacific Telecom Cellular, Inc.          100%                Delaware
  Pacific Telecom Cellular
    of Alaska, Inc.                     100%                Alaska
  Pacific Telecom Cellular
    of I-5, Inc.                        100%                Washington
  Pacific Telecom Cellular
    of Michigan, Inc.                   100%                Michigan
  Pacific Telecom Cellular
    of Minnesota, Inc.                  100%                Minnesota
  Pacific Telecom Cellular
    of Oregon, Inc.                     100%                Oregon
  Pacific Telecom Cellular
    of South Dakota, Inc.               100%                South Dakota
  Pacific Telecom Cellular
    of Washington, Inc.                 100%                Washington
  Pacific Telecom Cellular
    of Wisconsin, Inc.                  100%                Wisconsin
Pacific Telecom Service
  Company                               100%                Washington
Pacific Telecom Transmission
  Services, Inc.                        100%                Oregon
Price County Telephone
  Cellular, Inc.                        100%                Wisconsin
PTI Broadcasting, Inc.                  100%                Oregon
PTI Harbor Bay, Inc.                    100%                Washington
  Bay Area Teleport, Inc.               100%                Delaware
Rib Lake Cellular for
  Wisconsin RSA #2, Inc.                100%                Wisconsin
Shell Lake Telephone
  Company, Inc.                         100%                Wisconsin
Telephone Utilities, Inc.               100%                Washington
Telephone Utilities of
  Alaska, Inc.                          100%                Alaska
Telephone Utilities of
  Eastern Oregon, Inc.                  100%                Oregon
Telephone Utilities of
  the Northland, Inc.                   100%                Alaska
Telephone Utilities of
  Oregon, Inc.                          100%                Oregon
Telephone Utilities of
  Washington, Inc.                      100%                Washington
Telephone Utilities of
  Wyoming, Inc.                         100%                Wyoming
Thorp Telephone Co.                     100%                Wisconsin
Upsouth Corporation                     100%                Georgia
Wayside Telcom, Inc.                    100%                Wisconsin
  The Wayside Telephone
    Company                             100%                Wisconsin